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                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999, with respect to the consolidated financial statements and schedule of Inframetrics, Inc. included (not presented separately) in the Registration Statement on Form S-1 and related Prospectus of FLIR Systems, Inc. for the registration of 2,107,552 shares of its common stock.


Ernst & Young LLP

Boston, Massachusetts
November 5, 1999